UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 25, 2014 (November 19, 2014)

Education Realty Trust, Inc.
Education Realty Operating Partnership, LP

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32417	20-1352180
Delaware	333-199988-01	20-1352332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 South Shady Grove Road, Suite 600 Memphis, Tennessee	38120
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 24, 2014, Education Realty Operating Partnership, LP (the “Operating Partnership”) completed the public offering of $250,000,000 aggregate principal amount of the Operating Partnership’s 4.60% Senior Notes due 2024 (the “Notes”), pursuant to an underwriting agreement, dated November 19, 2014 (the “Underwriting Agreement”), among Education Realty Trust, Inc. (the “Company”), the Operating Partnership and J.P. Morgan Securities, LLC, RBC Capital Markets LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, as representatives of the several underwriters named therein (the “Underwriters”). The Notes are fully and unconditionally guaranteed by the Company.

The net proceeds of the offering of the Notes were approximately $247 million, after deducting the underwriting discount and offering expenses payable by the the Operating Partnership. The Operating Partnership intends to use the net proceeds from the offering to prepay approximately $69 million of mortgage debt (including approximately $3 million in prepayment penalties and other fees). The Operating Partnership expects to use the remaining net proceeds to pay down the outstanding balance of its unsecured revolving credit facility and for general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Operating Partnership, customary conditions to closing, other obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description is a summary of the Underwriting Agreement and does not purport to be a complete statement of the parties’ rights and obligations thereunder. The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The offering of the Notes was made pursuant to a shelf registration statement on Form S-3 (File Nos. 333-199988 and 333-199988-01)(the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on November 7, 2014. A prospectus supplement, dated November 19, 2014, relating to the Notes and supplementing the Prospectus was filed with the SEC pursuant to Rule 424(b)(2) under the Securities Act. The legal opinions of Venable LLP and Morrison & Foerster LLP related to the offering of the Notes pursuant to the Registration Statement are filed as Exhibits 5.1 and 5.2, respectively, to this Current Report on Form 8-K.

First Supplemental Indenture

The Operating Partnership issued the Notes pursuant to an indenture, dated November 7, 2014 (the “Base Indenture”), as amended and supplemented with respect to the Notes by the first supplemental indenture, dated November 24, 2014 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), in each case by and among the Operating Partnership, the Company, as guarantor, and U.S. Bank National Association, as trustee (the “Trustee”).

The Notes bear interest at a rate of 4.60% per year on the principal amount of the Notes, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2015. The Notes will mature on December 1, 2024.

The Indenture contains certain covenants that restrict the ability of the Company, the Operating Partnership and their subsidiaries to incur additional secured and unsecured indebtedness. The Operating Partnership may, from time to time, without notice to or the consent of the holders of the Notes, increase the principal amount of this series of Notes under the Indenture and issue such additional debt securities, in which case any additional debt securities so issued will have the same form and terms (other than the date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the Notes, and such additional debt securities will form a single series with the Notes.

The Operating Partnership, may, at its option, redeem the Notes, in whole at any time or in part from time to time, in each case prior to September 1, 2024 (three months prior to the stated maturity date of the Notes), at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed that would be due after the related redemption date but for such redemption (for the avoidance of doubt, exclusive of any unpaid interest accrued thereon to, but not including, such redemption date), discounted to such redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as such term is defined in the Indenture) plus 35 basis points, plus in each case unpaid interest, if any, accrued to, but not including, such redemption date. In addition, at any time on or after September 1, 2024 (three months prior to the stated maturity date of the Notes), the Operating Partnership may, at its option, redeem the Notes, in whole at any time or in part (in authorized denominations) from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus unpaid interest, if any, accrued to, but not including, the related redemption date

A copy of the Base Indenture is incorporated herein by reference to the Company’s Current Report on Form 8-K dated November 7, 2014. A copy of the First Supplemental Indenture is attached as Exhibit 4.1, to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description is a summary of the Indenture and does not purport to be a complete statement of the parties’ rights and obligations thereunder. The foregoing description is qualified in its entirety by the terms of the Indenture. The Note and Guarantee are attached hereto as Exhibits 4.2 and 4.3, respectively.

Amended and Restated Credit Agreements

On November 19, 2014, the Operating Partnership (the "Borrower") entered into that certain fifth amended and restated credit agreement (the “Fifth Amended and Restated Credit Amendment”) with KeyBank, National Association, PNC Bank, National Association, Regions Bank, Royal Bank of Canada, Bank of America, N.A., U.S. Bank National Association, First Tennessee Bank, N.A., Metropolitan Bank, JPMorgan Chase Bank, N.A. and Fifth Third Bank, with KeyBank, National Association serving as administrative agent on behalf of itself and the lenders set forth in the Fifth Amended and Restated Credit Agreement. The Fifth Amended and Restated Credit Agreement amends and restates that certain Fourth Amended and Restated Credit Agreement, dated as of January 14, 2013 as amended on October 24, 2013 and as further amended on February 14, 2014 (the “Revolver”).

Additionally, on November 19, 2014, the Borrower entered into that certain first amended and restated credit agreement (the “First Amended and Restated Credit Agreement” and together with the “Fifth Amended and Restated Credit Agreement,” the “Amended and Restated Credit Agreements”) with PNC Bank National Association, Regions Bank, KeyBank National Association, U.S. Bank National Association and Fifth Third Bank, with PNC Bank National Association serving as administrative agent on behalf of itself and the lenders set forth in the First Amended and Restated Credit Agreement. The First Amended and Restated Credit Agreement amends and restates that certain Credit Agreement, dated January 13, 2014 and amended February 14, 2014 (the “Term Loan Facility”).

The Fifth Amended and Restated Credit Amendment amends and restates the Revolver and the First Amended and Restated Credit Agreement amends and restates the Term Loan Facility to, among other things:

(i)	remove subsidiaries as borrowers and guarantors;

(ii)
provide for an accordion feature for the Revolver that allows for future expansion of the aggregate commitment by up to $500 million, which may be exercised prior to November 19, 2018, subject to certain conditions;

(iii)	reduce the applicable spread on the interest rate on all borrowings under the Revolver;

(iv)
remove certain unencumbered pool financial tests and other financial covenants, such as (a) variable rate indebtedness restriction, (b) maximum additional unsecured indebtedness and (c) maximum secured recourse indebtedness;

(v)	create unencumbered leverage ratio which requires unsecured debt to be less than 60% of the unencumbered asset value;

(vi)	create unencumbered debt service coverage ratio, which requires a 1.75x coverage of unencumbered net operating income to unsecured interest expense;

(vii)	reset of tangible net worth to $896,000,000; and

(viii)
remove individual limitations on the maximum permitted investment for (a) investments in unconsolidated affiliates, (b) investments in undeveloped land, (c) investments not related to the ownership, development, operation and management of collegiate housing communities and (d) investments in assets under development. The aggregate limitation of maximum permitted investments remained at 30% of total asset value.

Additionally, the Fifth Amended and Restated Credit Agreement amends the maturity date of the Revolver from January 14, 2018 to November 19, 2018, with an additional one-year extension available, subject to certain conditions.

The foregoing description of the Amended and Restated Credit Agreements does not purport to be complete and is qualified in their entirety by the terms of the Fifth Amended and Restated Credit Agreement and the First Amended and Restated Credit Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 19, 2014, the Board of Directors of the Company announced Mr. Paul O. Bower's resignation from his position as Chairman of the Board of Directors of the Company, effective December 31, 2014. The retirement of Mr. Bower is in accordance with the Company’s mandatory retirement policy and is not due to any disagreement with the Company.

Mr. Randall L. Churchey, the Company’s current President, Chief Executive Officer and a member of the Company’s Board of Directors, will replace Mr. Bower as Chairman of the Board of Directors on January 1, 2015. Mr. Thomas Trubiana, the Company’s Executive Vice President and Chief Investment Officer, has been appointed as a member of the Board of Directors and will replace Mr. Churchey as president of the Company effective January 1, 2015.

As an executive officer of the Company, Mr. Trubiana is not entitled to compensation as a director.  As previously disclosed in a Current Report on Form 8-K filed by the Company on January 2, 2013, Mr. Trubiana is subject to an Amended and Restated Employment Agreement with the Company related to his employment as Chief Investment Officer of the Company. There were no arrangements or understandings between Mr. Trubiana and any other person pursuant to which Mr. Trubiana was appointed a director of the Company. The Company anticipates amending the terms of Mr. Trubiana's employment agreement effective January 1, 2015.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 25, 2014, the Company filed with the Maryland State Department of Assessments and Taxation of Maryland two Articles of Amendment (the “Amendments”) to the Company’s Articles of Amendment and Restatement, as amended, that: (i) provided for a 1-for-3 reverse stock split of the issued and outstanding shares of common stock of the Company, resulting in a par value of $0.03 for each resulting share (the "Common Stock"), effective at 8:01 a.m. Eastern time on December 1, 2014, and (ii) provided for the par value of the Common Stock to be reduced from $0.03 per share back to $0.01 per share, effective at 8:01 a.m. Eastern Time on December 1, 2014.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the copies of the Amendments, copies of which are filed as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1
Underwriting Agreement dated November 19, 2014 among Education Realty Trust, Inc., Education Realty Operating Partnership, LP, J.P. Morgan Securities, LLC, RBC Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC.

3.1	Articles of Amendment.
3.2	Articles of Amendment.
4.1	First Supplemental Indenture.
4.2	Note.
4.3	Guarantee.
5.1	Opinion of Venable LLP.
5.2	Opinion of Morrison & Foerster LLP.
8.1	Opinion of Morrison & Foerster LLP regarding tax matters.
10.1
Fifth Amended and Restated Credit Agreement among Education Realty Operating Partnership, LP and certain of its subsidiaries, each of which is an indirectly owned subsidiary of Education Realty Trust, Inc. KeyBank, National Association, as Administrative Agent (the “Agent”), Regions Bank, PNC Bank, National Association and Royal Bank of Canada, as Documentation Agents, and KeyBanc Capital Markets, PNC Capital Markets LLC, RBC Capital Markets and Regions Capital Markets, as Co-Bookrunners and Co-Lead Arrangers.

10.2
First Amended and Restated Credit Agreement among Education Realty Operating Partnership, LP and certain of its subsidiaries, each of which is an indirectly owned subsidiary of Education Realty Trust, Inc., PNC Bank National Association, Regions Bank, KeyBank National Association, U.S. Bank National Association and Fifth Third Bank.

23.1	Consent of Venable LLP (included in Exhibit 5.1).
23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.2).
23.3	Consent of Morrison & Foerster LLP (included in Exhibit 8.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: November 25, 2014	By:	/s/ Edwin B. Brewer, Jr.
Edwin B. Brewer, Jr. Executive Vice President and Chief Financial Officer

EDUCATION REALTY OPERATING PARTNERSHIP, LP

By: EDUCATION REALTY OP GP, INC., its general partner

By: /s/ Edwin B. Brewer, Jr.
Edwin B. Brewer, Jr. Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
1.1
Underwriting Agreement dated November 19, 2014 among Education Realty Trust, Inc., Education Realty Operating Partnership, LP, J.P. Morgan Securities, LLC, RBC Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC.

3.1	Articles of Amendment.
3.2	Articles of Amendment.
4.1	First Supplemental Indenture.
4.2	Note.
4.3	Guarantee.
5.1	Opinion of Venable LLP.
5.2	Opinion of Morrison & Foerster LLP.
8.1	Opinion of Morrison & Foerster LLP regarding tax matters.
10.1
Fifth Amended and Restated Credit Agreement among Education Realty Operating Partnership, LP and certain of its subsidiaries, each of which is an indirectly owned subsidiary of Education Realty Trust, Inc. KeyBank, National Association, as Administrative Agent (the “Agent”), Regions Bank, PNC Bank, National Association and Royal Bank of Canada, as Documentation Agents, and KeyBanc Capital Markets, PNC Capital Markets LLC, RBC Capital Markets and Regions Capital Markets, as Co-Bookrunners and Co-Lead Arrangers.

10.2
First Amended and Restated Credit Agreement among Education Realty Operating Partnership, LP and certain of its subsidiaries, each of which is an indirectly owned subsidiary of Education Realty Trust, Inc., PNC Bank National Association, Regions Bank, KeyBank National Association, U.S. Bank National Association and Fifth Third Bank.

23.1	Consent of Venable LLP (included in Exhibit 5.1).
23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.2).
23.3	Consent of Morrison & Foerster LLP (included in Exhibit 8.1).